EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
NETWORK CN INC.

We consent to the incorporation by reference in the Registration Statement No, 333-114644 on Form S-8 of Network CN Inc. relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-KSB of Network CN Inc. for the years ended December 31, 2005 and 2006.

/s/ Webb & Company, P.A
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida

March 30, 2007

1501 Corporate Drive, Suite 150       Boynton Beach, FL 33426
Telephone: (561) 752-1721    Fax: (561) 734-8562
 www.cpawebb.com